SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                             FORM 8-K
                          Current Report



                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Report:          July 30, 1999
                            -------------------------------------
                              (Date of earliest event reported)



           PROGRESSIVE TELECOMMUNICATIONS CORPORATION
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       Exact name of registrant as specified in its charter



       Nevada                   0-15413            95-3480640
--------------------------- ------------------- -----------------
State of other jurisdiction Commission File No. I.R.S. Employer
   of incorporation or                               ID No.
      organization


   601 CLEVELAND STREET, SUITE 930, CLEARWATER, FLORIDA  33755
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             (Address of principal executive offices)


Registrant's telephone number, including area code:(727) 466-9898
                                                   --------------

                  MARQUEE ENTERTAINMENT, INC.,
  6404 WILSHIRE BLVD., SUITE 550, LOS ANGELES, CALIFORNIA 90048
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   (Former name or former address if changed since last report)






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Item 1.  CHANGES IN CONTROL OF THE REGISTRANT

     On July 30, 1999, as a direct result of the transactions referred to in Item 2 hereof, Barry Shevlin, Dr. Howard Tackett, Tom Chubokas and James C. Watson, principal shareholders of Progressive Telecommunications Corporation became "control persons" of the Registrant as that term is defined in the Securities Act of 1933, as amended. Messrs. Shevlin, Tackett, Chubokas and Watson status as control person arises from the issuance of 7,380,000 shares of the Registrant's Common Stock (approximately 82% of the total issued and outstanding common shares to the shareholders of Progressive Telecommunications Corporation. Additionally, with the consummation of the transactions referred to in Item 2, Harold Brown, Harvey Seslowsky and David DeShay resigned as directors of the Registrant. Barry Shevlin, Dr. Howard Tackett, James C. Watson and Tom Chubokas were elected directors in their place and stead. Mr. Shevlin was appointed Chief Executive Officer and Chairman of the Board of Registrant, Mr. Chubokas was appointed President and Chief Operating Officer, Mr. Watson was appointed Executive Vice President and Chief Technology Officer and Dr. Tackett was appointed Vice President, Strategic Support.

     Mr. Shevlin founded Progressive in 1996 and is its Chief
Executive Officer.  Prior to founding Progressive, from 1993 to
1996, he was a contractor to Time-Warner, engaged in marketing satellite services in Florida.

     Mr. Chubokas was a co-founder and officer of CCC Communications Inc. which became a majority owned subsidiary of Progressive at the end of 1998. From 1990 to 1997, he was founder and President of Communications Group of America, Cape Coral, Florida, a nationwide independent telecommunications services sales organization.

     Mr. Watson was a co-founder and officer of CCC
Communications Inc. From 1992 to 1997 Mr. Watson owned a telecommunications consulting firm, specializing in the technology, operational and regulatory issues affecting telecommunications carriers.

     Dr. Tackett became an officer and director of Progressive in 1997. From 1980 to 1997 Dr. Tackett was the CEO of Tackett
Chiropractic Clinics and is a member of the Board of Directors of Managed Care of Virginia.

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

     On July 30, 1999, the Registrant, completed the first part of its acquisition of all of the shares of Progressive
Telecommunications Corporation.  The agreement which was approved


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
by both companies boards, provided for the transaction to be two tiered. Eighteen Shareholders owning in excess of 82% of Progressive exchange their shares for approximately 7,380,000 shares of the Registrant's post-split shares (discussed below). Of the eighteen shareholders, four including Messrs. Shevlin, Chubokas and Watson as a result of the aforementioned exchange of stock became owners of record or beneficially of 5% or more of the issued and outstanding capital shares of the Registrant. As a condition to consummating the transaction, the Registrant, pursuant to shareholder consent, amended its Certificate of Incorporation so as to increase its authorized common shares from 25,000,000 to 50,000,000, authorize a 1 for 5 reverse split, changed its name to Progressive Telecommunications Corporation and reduced its par value from $.04 to $.001.

     Effective with the closing, Harold Brown, the Registrant's former President, CEO and Chairman, forgave his unpaid salary (approximately $400,000 as of March 31, 1999) through the date of closing agreed to the cancellation of his employment contract in exchange for the Registrant's film library. Mr. Brown also converted his 8% Convertible Debenture in the amount of $301,638 into 241,310 shares of the Registrant's post-split common stock.

     Progressive Telecommunications is a certified reseller of local, long distance and international telecommunication services, offering a complete array of communications and enhanced computer-telephone services to carriers and other participants in telecommunications service distribution and resale, and to commercial and residential customers in the form of long distance, calling card, virtual office and wireless service, such as cellular and paging. The Company, as a switched-based carrier, has established an objective to become a global provider of integrated telecommunications services to wholesale and commercial markets. From personal communications management to global connectivity, Progressive will utilize intelligent technologies such as computer-telephony integration, to fashion its existing and future capabilities, services and technologies into customized, high-value solutions to meet the specific needs of its customer. Progressive's consolidated revenues for the year ended December 31, 1998 was approximately $6,000,000.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a) Financial Statements of businesses acquired to be filed by Amendment on or before October 10, 1999

     (b)  Pro Forma Financial Information to be filed by
Amendment on or before October 10, 1999



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
     (c)  Exhibits

          2.1 Securities Exchange Agreement dated as of June 7, 1999 was previously filed on June 15, 1999. (Registrant hereby agrees to furnish supplementary to the Securities and Exchange Commission, upon request, a copy of any omitted Schedule referred to in the Agreement.

          2.2 Certificate of Amendment to the Certificate of Incorporation filed with Secretary of State of Nevada on August 3, 1999.

          2.3 Assignment of Film Library dated July 29, 1999, transferring library to Harold Brown.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PROGRESSIVE TELECOMMUNICATIONS
                              CORPORATION




                              By:  /s/ Barry Shevlin
                                   -----------------------------
                                   Barry Shevlin, CEO

Dated:  August 13, 1999






















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
                    CERTIFICATE OF AMENDMENT        (EXHIBIT 2.2)

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                   MARQUEE ENTERTAINMENT, INC.

(Pursuant to Section 78.207 of the General Corporation Law of the
State of Nevada)

     MARQUEE ENTERTAINMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

FIRST, that the Board of Directors of said corporation, at meeting duly convened and held, adopted the following resolutions:

     RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article First of the Certificate of Incorporation be amended to read as follows:

     FIRST:  The name of the corporation shall be:

          "PROGRESSIVE TELECOMMUNICATIONS CORPORATION"

and it was further

     RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article Fourth of the Articles of Incorporation be amended to read as follows:

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

          "Sixty Million (60,000,000) shares of which Fifty Million (50,000,000) shares with a par value of one mil ($.001) each, are common stock and Ten Million shares (10,000,000) with a par value of one mil ($.001) each, are preferred stock."

and it was further

     RESOLVED, that Article Fourth of the Certificate of Incorporation be amended by adding the following to the end thereof:


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          "Each five shares of common stock, .04 par value,
          issued and outstanding as of July 22, 1999 ("Old Common Stock") shall be changed and re-classified into one fully paid and non-assessable share of common stock, with .001 par value ("New Common Stock"). The Capital account of the Corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing Old Common Stock ("Old Common Stock Certificate") shall represent one-fifth the number of shares of New Common Stock. The holder of record of the Old Common Stock Certificate shall be entitled to receive a new certificate representing the New Common Stock equal to one-fifth the number of shares of the Old Common Stock Certificate."

SECOND, that the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of the General Corporation Law of the State of Nevada.

THIRD, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Harold Brown, its CEO and attested to by Deborah Citraro, its Secretary, this 29th day of July, 1999.



                                        /s/ Harold Brown
                                        ----------------------
                                        Harold Brown, CEO



                                        /s/ Deborah Citraro
                                        ----------------------
                                        Deborah Citraro,
                                        Secretary













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
                            ASSIGNMENT              (EXHIBIT 2.3)


          KNOW ALL MEN BY THESE PRESENTS: that in consideration of the payment of One Dollar ($1.00) and other good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned, MARQUEE ENTERTAINMENT, INC., does hereby sell, grant, assign and set over unto Harold Brown (hereinafter referred to as "Purchaser"), and its representatives, successors and assigns forever, the undersigned's right, title and interest in and to the intellectual property known as the motion pictures described on Schedule A attached hereto (the "Pictures") (including, without limitation, the worldwide copyright in and to the Pictures including all extensions and renewals thereof), all trademarks with respect to the Pictures and any and all other rights and interests of every kind and nature protectible by copyright, whether now owned or existing or hereafter created or acquired relating to the Pictures and all subsidiary, allied, and incidental rights in and to the Pictures including all computer game rights and computer-assisted media rights (including, but not limited to, CD-ROM, CD-I and similar device systems, interactive media and multi-media and any other devices and/or methods now or hereafter known), and all merchandising, soundtrack, and music publishing rights, and all rights in and to the copyright and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating, or relating to the Pictures throughout the world in perpetuity to the extent of the undersigned's interest, if any, to all of the foregoing.

     IN WITNESS WHEREOF, the undersigned has executed this Assignment on this 29th day of July, 1999 (the "Transfer Date").

                                   MARQUEE ENTERTAINMENT, INC.





                                   By:  /s/ Harold Brown
                                       ------------------------
                                       Its Authorized Signatory

Agreed to and acknowledged by:

PROGRESSIVE TELECOMMUNICATIONS CORP.




By:  /s/ Barry Shevlin
    ---------------------------
    Barry Shevlin


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                              SCHEDULE A
                              ----------

                            Film Inventory

Title
------

Apology
Aurora
Betrayal
Blackout
Broken Promise
Can You Hear the Laughter: The Story of Freddie Prinze
The Cracker Factory
Deadly Encounter
Deadman's Curve
Death Moon
Forever
The Girl Called Hatter Fox
Just Me and You
The Killing of Randy Webster
Lawman Without A Gun (aka This Man Stands Alone)
The Legend of Walks Far Woman
The Manions of America (Parts I, II & III)
My Kidnapper, My Love (aka Dark Side Of Love)
One In A Million: The Ron Le Flore Story
Orphan Train
Packin' It In
A Piano For Mrs. Cimino
A Question of Honor
Rockabye
Sessions
Sophia Loren: Her Own Story
Special Olympics (aka A Special Kind Of Love)
Steel Cowboy (aka Peterbilt)
Survival of Dana
TVTV
Butterflies (1/2 hr. pilot)
Gossip I (1/2 hr. pilot)
Gossip II (1/2 hr. pilot)
Love for Hire (demo pilot)
Report to Murphy (6, 1/2-hr. episodes) (Ep. 100 - Pilot; Ep. 101
- High Noon; Ep. 102 - The Girl Most Likely; Ep. 103 - Baker vs.
Murphy; Ep. 105 - Papillon; Ep. 107 - Charlie Goes Awry)

Collection rights for "SOS Titanic"
Collection rights for "The Amazing Howard Hughes"







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